           AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 23, 1997
                                         REGISTRATION STATEMENT NO. 333-________

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                               ----------------

                     NETSCAPE COMMUNICATIONS CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               ----------------

         DELAWARE                                        94-3200270
-------------------------------             -----------------------------------
(STATE OR OTHER JURISDICTION OF             (I.R.S. EMPLOYER IDENTIFICATION NO.)
INCORPORATION OR ORGANIZATION)

         501 EAST MIDDLEFIELD ROAD, MOUNTAIN VIEW, CALIFORNIA  94043
           (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)     (ZIP CODE)

       DIGITALSTYLE CORPORATION              PORTOLA COMMUNICATIONS, INC.
 1995 STOCK OPTION/STOCK ISSUANCE PLAN          1996 STOCK OPTION PLAN
                          (FULL TITLE OF THE PLANS)

                               ----------------

                               ROBERTA R. KATZ
            SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                     NETSCAPE COMMUNICATIONS CORPORATION
                          501 EAST MIDDLEFIELD ROAD
                       MOUNTAIN VIEW, CALIFORNIA  94043
                               (415) 254-1900

          (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                               ----------------

                                   Copy to:
                            LARRY W. SONSINI, ESQ.
                         JAMES N. STRAWBRIDGE, ESQ.
                           JON C. GONZALES, ESQ.
                      WILSON SONSINI GOODRICH & ROSATI
                          PROFESSIONAL CORPORATION
                             650 PAGE MILL ROAD
                          PALO ALTO, CA 94304-1050
                                (415) 493-9300

                               ----------------

                       CALCULATION OF REGISTRATION FEE

================================================================================================================
                                                           PROPOSED MAXIMUM     PROPOSED MAXIMUM     AMOUNT OF
        TITLE OF SECURITIES               AMOUNT TO BE      OFFERING PRICE     AGGREGATE OFFERING   REGISTRATION
          TO BE REGISTERED                 REGISTERED        PER SHARE (3)            PRICE             FEE
----------------------------------------------------------------------------------------------------------------
DigitalStyle Corporation 1995 Stock
Option/Stock Issuance Plan (1)            7,408 shares          $  .11              $    850          $   .26
Common Stock, $.0001 par value           75,565 shares          $  .92              $ 69,356          $ 21.02

Portola Communications, Inc. (2)         82,599 shares          $  .60              $ 49,559          $ 15.02
1996 Stock Option Plan Common Stock      17,693 shares          $ 1.49              $ 26,363          $  7.99
$.0001 par value                         10,584 shares          $26.71              $282,699          $ 85.67

TOTAL:                                  193,849 shares                                                $129.96
                                                                                                      -------
                                                                                                      -------
================================================================================================================

(1) Pursuant to an Agreement and Plan of Reorganization dated as of April 25, 1997 (the "DigitalStyle Reorganization Agreement"), among the Registrant, DSC Acquisition Corporation and DigitalStyle Corporation ("DigitalStyle"), the Registrant assumed all of the outstanding options to purchase common stock of DigitalStyle under the 1995 Stock Option/Stock Issuance Plan (the "DigitalStyle Assumed Options"), with appropriate adjustments to the number of shares and exercise price of each DigitalStyle Assumed Option to reflect the ratio at which the common stock of DigitalStyle was converted into common stock of the Registrant under the DigitalStyle Reorganization Agreement.

(2) Pursuant to an Agreement and Plan of Reorganization dated as of April 30, 1997 (the "Portola Reorganization Agreement"), among the Registrant, PCI Acquisition Corporation and Portola Communications, Inc. ("Portola"), the Registrant assumed all of the outstanding options to purchase common stock of Portola under the 1996 Stock Option Plan (the "Portola Assumed Options"), with appropriate adjustments to the number of shares and exercise price of each Portola Assumed Option to reflect the ratio at which the common stock of Portola was converted into common stock of the Registrant under the Portola Reorganization Agreement.

(3) Such shares are issuable upon exercise of outstanding options with fixed exercise prices. Pursuant to Rule 457(h), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised. The offering price per share set forth for such shares is the weighted average exercise price per share at which such options are exercisable.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART I

                    INFORMATION REQUIRED IN THE PROSPECTUS

ITEM 1.  PLAN INFORMATION.

     The documents containing the information specified in this Item 1 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

ITEM 2.  REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     The documents containing the information specified in this Item 2 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") by the Company (File No. 0-26310) are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K, filed with the Commission on March 28, 1997 pursuant to Section 13 (a) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997 filed pursuant to the Exchange Act;

     (c) The Company's Proxy Statement for its Annual Meeting of Stockholders held on May 30, 1997;

     (d) All other documents filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above; and

     (e) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, filed with the Commission on June 23, 1995, as amended by the Company's Registration Statement on Form 8-A/A filed on August 4, 1995.

     All documents subsequently filed with the Commission by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     As permitted by Section 145 of the Delaware General Corporation Law, the Registrant's Amended and Restated Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach or alleged breach of their duty of care. In addition, as permitted by Section 145 of the Delaware General Corporation Law, the Amended and Restated Bylaws of the Registrant provide that: (i) the Registrant is required to indemnify its directors and officers and persons serving in such capacities in other business enterprises (including, for example, subsidiaries of the Registrant) at the Registrant's request, to the fullest extent permitted by Delaware law, including in those circumstances in which indemnification would otherwise be discretionary; (ii) the Registrant may, in its discretion, indemnify employees and agents in those circumstances where indemnification is not required by law; (iii) the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding (except that it is not required to advance expenses to a person against whom the Registrant brings a claim for breach of the duty of loyalty, failure to act in good faith, intentional misconduct, knowing violation of law or deriving an improper personal benefit); (iv) the rights conferred in the Amended and Restated Bylaws are not exclusive, and the Registrant is authorized to enter into indemnification agreements with its directors, officers and employees; and (v) the Registrant may not retroactively amend the Bylaw provisions in a way that is adverse to such directors, officers and employees.

     The Registrant's policy is to enter into indemnification agreements with each of its directors and officers that provide the maximum indemnity allowed to directors and officers by Section 145 of the Delaware General Corporation
Law and the Amended and Restated Bylaws, as well as certain additional procedural protections. In addition, the indemnification agreements provide that directors and officers will be indemnified to the fullest possible extent not prohibited by law against all expenses (including attorney's fees) and settlement amounts paid or incurred by them in an action or proceeding, including any action by or in the right of the Registrant, arising out of such person's services as a director or officer of the Registrant, any subsidiary of the Registrant or any other company or enterprise to which such person provides services at the request of the Registrant. The Registrant will not be obligated pursuant to the indemnification agreements to indemnify or advance expenses to an indemnified party with respect to proceedings or claims initiated by the indemnified party and not by way of defense, except with respect to proceedings specifically authorized by the Board of Directors or brought to enforce a right to indemnification under the indemnification agreement, the Registrants's Amended and Restated Bylaws or any statute or law. Under the agreements, the Registrant is not obligated to indemnify the indemnified party (i) for any expenses incurred by the indemnified party with respect to any proceeding instituted by the indemnified party to enforce or interpret the agreement, if a court of competent jurisdiction determines that each of the material assertions made by the indemnified party in such proceeding was not made in good faith or was frivolous; (ii) for any amounts paid in settlement of a proceeding unless the Registrant consents to such settlement; (iii) with respect to any proceeding brought by the Registrant against the indemnified party for willful misconduct, unless a court determines that each of such claims was not made in good faith or was frivolous; (iv) on account of any suit in which judgment is rendered against the indemnified party for an accounting of profits made from the purchase or sale by the indemnified party of securities of the Registrant pursuant to the provisions of Section 16(b) of the Securities Exchange Act and related laws;
(v) on account of the indemnified party's conduct which is finally adjudged to have been knowingly fraudulent or deliberately dishonest, or to constitute willful misconduct or a knowing violation of the law; (vi) on account of any conduct from which the indemnified party derived an improper personal benefit; (vii) on account of conduct the indemnified party believed to be contrary to the best interests of the Registrant or its stockholders; (viii) on account of conduct that constituted a breach of the indemnified party's duty of loyalty to the Registrant or its stockholders; or (ix) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

     The indemnification provisions in the Amended and Restated Bylaws and the indemnification agreements entered into between the Registrant and its directors and officers may be sufficiently broad to permit indemnification of the Registrant's directors and officers for liabilities arising under the Securities Act of 1933.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  INDEX TO EXHIBITS.

 Exhibit
 Number                          Description of Document
----------  --------------------------------------------------------------------
    4.1*    Specimen Certificate representing the Common Stock of the Registrant

    4.2**   Amended and Restated Certificate of Incorporation of Registrant

    4.3**   Amended and Restated Bylaws of Registrant

    4.4     DigitalStyle Corporation 1995 Stock Option/Stock Issuance Plan

    4.5     Form of Notice of Grant of Stock Option

    4.6     Form of DigitalStyle Corporation Stock Option Agreement

    4.7     Form of DigitalStyle Corporation Stock Purchase Agreement

    4.8     Portola Communications, Inc. 1996 Stock Option Plan

    4.9     Form of Portola Communications, Inc. Incentive Stock Option
            Agreement

    4.10    Form of Portola Communications, Inc. Nonstatutory Stock Option
            Agreement

    5.1     Opinion of Counsel as to legality of securities being registered

   23.1     Consent of Independent Auditors

   23.2     Consent of Counsel (contained in Exhibit 5.1)

   24.1 Powers of Attorney (included as part of the signature page of this registration statement)

---------------
   * Filed as Exhibit 4.1 to Registrant's Registration Statement on Form S-1 (File No. 33-93862) and incorporated herein by reference

  ** Incorporated by reference to the Registrant's Form 10-K filed with the Commission on March 28, 1997.

ITEM 9.  UNDERTAKINGS.

     (a)    The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on this 20th day of June 1997.


                                        NETSCAPE COMMUNICATIONS CORPORATION

                                        By: /s/ Peter L.S. Currie
                                            ------------------------------------
                                              Peter L.S. Currie,
                                              Senior Vice President and Chief
                                              Financial Officer


                              POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James L. Barksdale, Roberta R. Katz and Peter L.S. Currie jointly and severally, as such person's attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


      SIGNATURES                           TITLE                      DATE
      ----------                           -----                      ----

/s/ James L. Barksdale
------------------------    President, Chief Executive Officer    June 23, 1997
    James L. Barksdale      (PRINCIPAL EXECUTIVE OFFICER)
                            and Director

/s/ Peter L.S. Currie
------------------------    Senior Vice President and Chief       June 23, 1997
    Peter L.S. Currie       Financial Officer (PRINCIPAL
                            FINANCIAL OFFICER)

/s/ Noreen G. Bergin
------------------------    Vice President and Corporate          June 23, 1997
    Noreen G. Bergin        Controller (PRINCIPAL ACCOUNTING
                            OFFICER)

/s/ James H. Clark
------------------------    Chairman of the Board of Directors    June 23, 1997
    James H. Clark

/s/ Marc L. Andreessen
------------------------    Senior Vice President, Technology     June 23, 1997
    Marc L. Andreessen      and Director


------------------------    Director                              June ___, 1997
    Eric A. Benhamou


------------------------    Director                              June ___, 1997
    L. John Doerr

/s/ John E. Warnock
------------------------    Director                              June 23, 1997
    John E. Warnock

                              INDEX TO EXHIBITS

 Exhibit                                                            Sequentially
 Number                Description of Document                     Numbered Page
--------    -----------------------------------------------------  -------------
  4.1*      Specimen Certificate representing the Common Stock of
            the Registrant

  4.2**     Amended and Restated Certificate of Incorporation of
            Registrant

  4.3**     Amended and Restated Bylaws of Registrant

  4.4       DigitalStyle Corporation 1995 Stock Option/Stock
            Issuance Plan

  4.5       Form of Notice of Grant of Stock Option

  4.6       Form of DigitalStyle Corporation Stock Option
            Agreement

  4.7       Form of DigitalStyle Corporation Stock Purchase
            Agreement

  4.8       Portola Communications, Inc. 1996 Stock Option Plan

  4.9       Form of Portola Communications, Inc. Incentive Stock
            Option Agreement

  4.10      Form of Portola Communications, Inc. Nonstatutory
            Stock Option Agreement

  5.1 Opinion of Counsel as to legality of securities being registered

 23.1       Consent of Independent Auditors

 23.2       Consent of Counsel (contained in Exhibit 5.1)

 24.1 Powers of Attorney (included as part of the signature page of this registration statement)

---------------
   * Filed as Exhibit 4.1 to Registrant's Registration Statement on Form S-1 (File No. 33-93862) and incorporated herein by reference

  ** Incorporated by reference to the Registrant's Form 10-K filed with the Commission on March 28, 1997.

                                      -7-